SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 14, 2005

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon  97007
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement

On October 20, 2005, Metro One Telecommunications, Inc. (the “Company”) announced that Sprint Nextel Corporation had informed the Company that it will terminate the Master Services Agreement for Directory Assistance Services, dated January 1, 2005, (the “Agreement”), between the Company and Nextel Operations, Inc. (“Nextel”) effective as of January 9, 2006.  The Company expects that there will be a transition period for which it will continue to provide directory assistance services to Nextel.  Nextel represented approximately 72% of the Company’s revenues for the six months ended June 30, 2005, and 56% of revenues for the year ended December 31, 2004.

Item 7.01                                             Regulation FD Disclosure

On October 20, the Company issued a press release announcing the termination of the Agreement.  A copy of the press release is included as an exhibit to this Form 8-K.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits.

99.1                           Press Release dated October 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2005		METRO ONE TELECOMMUNICATIONS, INC.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer